EXHIBIT 23.1

                        CONSENT OF STEVENSON, WONG & CO.









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[LETTERHEAD OF STEVENSON, WONG & CO.]





OUR REF:                            YOUR REF:            DATE:
        CWC/HLO(P)/63052/05Cor.Fin.                            13 September 2005

                                                         REPLY FAX:

BY HAND

The Directors
Titanium Group Limited
4th Floor, BOCG Insurance Tower
134 - 136 Des Voeux Road Central
Hong Kong


Dear Sirs

CONSENT OF ATTORNEYS

Reference is made to the Registration Statement of Titanium Group Limited (the "Company") on Form S-1 whereby certain shareholders of the Company propose to sell up to 9,956,000 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

We hereby consent to the use of our opinion concerning the validity of the securities to be sold.

Yours faithfully,

/s/ STEVENSON, WONG & CO.


STEVENSON, WONG & CO.